UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2010

LAPORTE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-33733	26-1231235
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (219) 362-7511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Not applicable.

(e)           Supplemental Executive Retirement Agreement.  On December 28, 2010, the Board of Directors of The LaPorte Savings Bank (the “Bank”), a wholly-owned subsidiary of LaPorte Bancorp, Inc., entered into a Supplemental Executive Retirement Agreement (“Supplemental Retirement Agreement”) with Patrick W. Collins effective January 1, 2011. If the executive’s employment is terminated on or after the executive’s normal retirement age (65) for reasons other than death, for cause or change in control, the executive will be entitled to an annual benefit under the Supplemental Retirement Agreement equal to 2% of his base salary multiplied by the executive’s number of years of service (not to exceed 15).  The Supplemental Retirement Agreement benefit will be paid to the executive in 12 equal monthly installments commencing with the month following the executive’s normal retirement date, and payable for a period of 15 years.  If the executive terminates employment other than for cause or death prior to the executive’s normal retirement age, the executive will receive his accrued balance in the Supplemental Retirement Agreement, computed as of the last completed fiscal year end of the Bank preceding the executive’s date of termination.  Such benefit will be paid in the form of a fixed annuity in 180 equal monthly installments commencing on the first day of the month following the executive’s termination of employment, or if the executive’s termination of employment is due to disability, on the first day of the month following the executive’s normal retirement age.  In the event of a change in control followed by the executive’s termination of employment within 24 months thereafter, the executive will receive the amount accrued under Generally Accepted Accounting Principles.  Such benefit will be paid in the form of a lump sum within 60 days following the executive’s date of termination.    The foregoing description of the Supplemental Retirement Agreement is qualified in its entirety by reference to the Supplemental Retirement Agreement that is attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.

Split Dollar Agreement.  On December 28, 2010, the Board of Directors of the Bank entered into a Split Dollar Agreement (“Split Dollar Agreement”) with Mr. Collins effective January 1, 2011, to informally fund the pre-retirement death benefits under the Supplemental Retirement Agreement.  If Mr. Collins dies while actively employed by the Bank, Mr. Collins will not receive any benefits under the Supplemental Retirement Agreement and, instead, the executive’s beneficiary shall receive a benefit payable under the Split Dollar Agreement.  The foregoing description of the Split Dollar Agreement is qualified in its entirety by reference to the Split Dollar Agreement that is attached hereto as Exhibit 10.2 of this Current Report, and is incorporated by reference into this Item 5.02.

Employment Agreement.  On December 28, 2010, the Board of Directors of the Bank entered into an Employment Agreement (“Employment Agreement”) with Mr. Collins effective January 1, 2011.  The Agreement has a term of two years, and will expire on December 31, 2012 unless the Bank and Mr. Collins mutually agree to extend the term.  Under the Employment Agreement, upon the occurrence of the executive’s termination of employment, he will be entitled to the amount of his salary accrued prior to the date of his termination of employment.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement that is attached hereto as Exhibit 10.3 of this Current Report, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit Number	Description

Exhibit 10.1	Supplemental Executive Retirement Agreement for Patrick W. Collins

Exhibit 10.2	Split Dollar Agreement for Patrick W. Collins

Exhibit 10.3	Employment Agreement for Patrick W. Collins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE: December 29, 2010	By:	/s/ Lee A. Brady
Lee A. Brady
President and Chief Executive Officer